SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PETER KIEWIT SONS’, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1842817
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of principal executive offices)	(Zip Code)

PETER KIEWIT SONS’, INC.
EMPLOYEE OWNERSHIP PLAN
(Full title of the Plan)

Michael F. Norton, Esq.
Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131
(402) 342-2052
(Name, address and telephone number, including area code, of agent for service)

Post-Effective Amendment No. 1

Peter Kiewit Sons', Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-8 (File No. 333-143646), filed with the Securities and Exchange Commission on June 11, 2007, to deregister 3,000 shares of common stock, par value $0.01 per share of the Company, which were registered for issuance under the Company’s Employee Ownership Plan and not sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 12, 2007.

PETER KIEWIT SONS’, INC.

By: /s/ Tobin A. Schropp
Name: Tobin A. Schropp
Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2007
Bruce E. Grewcock
*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2007
Michael J. Piechoski
*	Controller (Principal Accounting Officer)	December 12, 2007
Michael J. Whetstine
*	Director	December 12, 2007
Mogens C. Bay

*	Director	December 12, 2007
Scott L. Cassels

*	Director	December 12, 2007
Richard W. Colf

*	Director	December 12, 2007
Steven Hansen

*	Director	December 12, 2007
Allan K. Kirkwood

*	Director	December 12, 2007
Michael R. McCarthy

*	Director	December 12, 2007
Christopher J. Murphy

*	Director	December 12, 2007
Douglas E. Patterson

*	Director	December 12, 2007
R. Michael Phelps

*	Director	December 12, 2007
Kirk R. Samuelson

*	Director	December 12, 2007
Walter Scott, Jr.

*	Director	December 12, 2007
Thomas S. Shelby

*	Director	December 12, 2007
Kenneth E. Stinson

*By: /s/ Tobin A. Schropp
Tobin A. Schropp
Attorney-in-Fact